Exhibit 99.1

First Financial Bank, N.A. Acquires the Banking Operations of
Irwin Union Bank and Trust Company and Irwin Union Bank, F.S.B.

▪	Transaction includes 27 banking centers including 12 in Indiana
▪	Expands First Financial Bank’s presence in Indiana to 49 banking centers
▪	Provides safety and stability for Irwin banking clients and depositors

Cincinnati, Ohio – September 18, 2009 -- First Financial Bancorp (Nasdaq: FFBC) announced tonight that its wholly owned subsidiary, First Financial Bank, N.A., has purchased the banking operations of Irwin Union Bank and Trust Company and Irwin Union Bank, F.S.B. (collectively, Irwin), subsidiaries of  Irwin Financial Corporation (NYSE: IFC), through agreements with the Federal Deposit Insurance Corporation (FDIC). The Indiana Department of Financial Institutions and the Office of Thrift Supervision declared Irwin closed today and appointed the FDIC as receiver.

“We are pleased to welcome the clients of Irwin to First Financial and want to assure them that their deposits are safe, secure, and readily accessible. Since all deposits are being assumed by First Financial Bank, there will be no losses to any depositor,” said Claude Davis, president and chief executive officer of First Financial Bancorp. “Clients will recognize familiar banking center associates from Irwin who will continue to take care of their banking needs.”

Over the weekend, Irwin clients will be able to bank as usual at any Irwin banking center that traditionally has Saturday hours as well as to get answers to questions they may have about their accounts.

“The purchase of these banking centers expands First Financial’s multi-state presence that now includes 49 locations in Indiana. We’re excited to extend our products, services, and brand of banking to a larger client base,” Davis said. “First Financial has been recognized for its stability and its focus on asset quality, liquidity and strong capitalization.(1) Our strong financial position has enabled us to complete this strategic purchase, and we’re confident that we can successfully integrate these banking centers with our existing operations.”

Irwin clients who have questions about the transaction should call the FDIC at 800-528-4893. First Financial Bank can be reached at 888-907-3477. Additional information about First Financial is available at www.bankatfirst.com/investor.

In total, First Financial has acquired 27 banking centers located in nine states. The transaction also includes approximately $3.2 billion in assets and approximately $2.5 billion in deposits. The deposits are being assumed at a premium of less than 1%. The loan portfolios were purchased under modified offerings by the FDIC whereby all non-performing assets, other real estate owned; acquisition, development and construction loans; and residential and commercial land loans were excluded from the purchased portfolio. All performing loans were purchased at a discount of approximately 25% and are covered by FDIC loss share agreements with a loss share threshold of an aggregate $636 million. Approximately $2.5 billion in assets are covered under these loss share agreements. Generally, losses up to $636 million are covered by the FDIC at 80% and losses beyond the threshold are covered by the FDIC at 95%. Additional information about the financial aspects of this transaction will be released on Monday, September 21, 2009, prior to market opening.  First Financial Bancorp plans to file a Form 8-K with the Securities and Exchange Commission that will provide additional information regarding this transaction with the FDIC.

(1)
First Financial has received “Excellent” ratings from both Bauer Financial (www.bauerfinancial.com) and IDC Financial Publishing (www.idcfp.com). Bauer Financial and IDC Financial Publishing are independent organizations that analyze and report on the financial condition of the U.S. banking industry.

Forward-Looking Statements
This news release should be read in conjunction with the consolidated financial statements, notes and tables in First Financial Bancorp’s most recent Annual Report on Form 10-K for the year ended December 31, 2008. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risk and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, management’s ability to effectively execute its business plan; the risk that the strength of the United States economy in general and the strength of the local economies in which First Financial conducts operations continue to deteriorate, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on First Financial’s loan portfolio, allowance for loan and lease losses and overall financial purpose; the ability of financial institutions to access sources of liquidity at a reasonable cost; the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, such as the U.S. Treasury’s TARP and the FDIC’s Temporary Liquidity Guarantee Program, and the effect of such governmental actions on First Financial, its competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from participation in the Temporary Liquidity Guarantee Program or from increased payments from FDIC insurance funds as a result of depository institution failures; the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates; technology changes; mergers and acquisitions; including our ability to successfully integrate the banking centers acquired from Peoples Community Bank, Irwin Union Bank and Trust Company and Irwin Union Bank, F.S.B.; the effect of changes in accounting policies and practices; adverse changes in the securities and debt markets; First Financial’s success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services; the cost and effects of litigation and of unexpected or adverse outcomes in such litigation; uncertainties arising from First Financial’s participation in the TARP, including impacts on employee recruitment and retention and other business practices, and uncertainties concerning the potential redemption of the U.S. Treasury’s preferred stock investment under the program, including the timing of, regulatory approvals for, and conditions placed upon, any such redemption; and First Financial’s success at managing the risks involved in the foregoing. For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2008 Form 10-K and other public documents filed with the Securities and Exchange Commission (SEC), as well as the most recent Form 10-Q filing for the quarter ended June 30, 2009. These documents are available at no cost within the investor relations section of First Financial’s website at www.bankatfirst.com/investor and on the SEC's website at www.sec.gov.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company. At June 30, 2009, the company had $3.8 billion in assets, including $2.9 billion in loans and $2.8 billion in deposits. Its banking subsidiary, First Financial Bank, N.A., founded in 1863, provides consumer and commercial banking products and services, and investment and insurance products through its retail banking center network. Currently First Financial Bank, N.A. operates 131 banking centers. Its primary operations are located within the tri-state region of Ohio, Kentucky and Indiana. The bank’s wealth management division, First Financial Wealth Resource Group, provides investment management, traditional trust, brokerage, private banking, and insurance services, and had approximately $1.7 billion in assets under management at June 30, 2009. Additional information about the company, including its products, services, and banking locations, is available at www.bankatfirst.com/investor.

Additional Information - First Financial Bancorp
Investors/Analysts Patti Forsythe Vice President, Investor Relations 513-979-5837 patti.forsythe@bankatfirst.com	Media Cheryl Lipp First Vice President, Marketing Director 513-979-5797 cheryl.lipp@bankatfirst.com